MANUFACTURING & SALES AGREEMENT


         THIS MANUFACTURING AGREEMENT is made and entered into as of this 26th day of March, 1999, by and between CHENGDU HOIST RECORDING INSTRUMENT CO., LTD., having its principal place of business at Group 6, Gos Sun District, Chengdu, Sichuan Province, China and MASS CHANCE ELECTRONICS (Shenzhen Co. LTD.) having its principal place of business at Room 1703, A Block, Carrianna Friendship Square, ______________ Road, Shenzhen, China (hereinafter referred to as Hoist) and PSI INDUSTRIES, INC., having its principal place of business at 1160B South Rogers Circle, Boca Raton, Florida 33431 (hereinafter referred to as "PSI").

                                    RECITALS

         A. PSI is the exclusive distributor of a series of 35mm one time use occasion specific cameras known as The Message CameraJfor the consumer market and any other products (the "Products"), developed pursuant to a licensing agreement with Polaroid Corporation which allows PSI to produce one time use cameras with messages on the film making use of the Polaroid patents.

         B. PSI wishes to purchase from Hoist products which it would produce built to PSI specification or cause Hoist to source the PSI identified product in which Hoist will purchase from other makers or sub vendors and that act as the maker of record to PSI, and Hoist has particular expertise in the manufacturing of cameras and photo products in China.

         C. Hoist wishes to extend the following terms and conditions of sale to PSI and PSI accepts the terms and conditions of sale provided below.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                  1. EFFECTIVE DATE.  March 1, 1999
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                  2. TERMS. 3 years with automatic option for additional three
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(3) year term renewals at PSI option, via a sixty (60) day written notification.

                  3. CREDIT LINE. Hoist will offer PSI a $5,000,000.00 U.S. Line
                     -----------
of open credit. If additional credit is required due to increased purchases, Hoist will extend an increased credit line to meet the sales purchase requirements of PSI Industries as long as PSI is current in its repayment of purchase.

                  4. CREDIT TERMS. All credit extended to PSI will be based on
                     ------------
the interest rate per annum as published by the Central Bank of China at the time of shipment (from Hong Kong) to PSI, plus ten percent (10%) of the interest rate added onto the published rate, for example, if the published interest rate



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was 6.50% with the ten percent (10%) added on the total interest rate per annum would be 7.15%, Hoist shall notify PSI of the interest rate percentage for each shipment by placing the interest rate directly on the original invoice and copies.

                   5. FOB PRICING. Hoist agrees that all prices being offered to
                     ------------
PSI will be very competitive priced based on fair market value (defined as the cost which a similar product may be purchased from other makers of the same standard by PSI Industries). FOB pricing shall be mutually agreed upon by all parties.

                   6. PRODUCT RANGE. Hoist agrees to offer PSI the same terms
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and conditions of payment for any product which PSI may identify which can cost effectively be purchased by other makers to PSI specifications and purchased through Hoist in China.

                   7. QC/QA. Hoist will be the maker of record, and be
                      -----
responsible to produce each product which PSI selects, to acceptable standards for quality and reliability as defined by PSI specifications.

                   8. GUARANTEE. Hoist agrees to replace or issue credit for any
                      ---------
and all product found to be defective in PSI's determination, including all importing changes.

                   9. SHIPMENT TERMS.  FOB Hong Kong.
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                  10. FREIGHT TERMS. All prices quoted and invoiced to PSI will
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be FOB Hong Kong, delivered to the PSI freight forwarder or designed carrier in
Hong Kong which shall include all Inland clearances and freight charges.

                  11. INVOICING. All shipments will be invoiced effective
                      ---------
Receipt of Goods (ROG) Los Angeles/Long Beach port, and/or any given shipment upon clearance through U.S. Customs.

                  12. REPAYMENT. PSI agrees to repay Hoist based on the
                      ---------
following scheduled for each invoiced shipment:

                     30 days after U.S. Customs clearance - 50%
                     60 days after U.S. Customs clearance - 25%
                     90 days after U.S. Customs clearance - 25%

                  13. LOAN SECURITY. As security for the credit line, PSI will issue to escrow to Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida (the "Escrow Agent") shares of a newly created series of Preferred Stock, designated as Series D Convertible Preferred Stock (the "Preferred Stock"). PSI will issue to the Escrow Agent as collateral for the credit line an


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amount of Preferred Stock equal in stated value to $5,000,000.00. The Preferred
Stock will be convertible into Common Stock of PSI solely upon any default in the obligation to Hoist at a conversion price equal to the average closing bid price of the Common Stock of PSI for the five (5) trading days preceding such default. The Preferred Stock will not bear any incremental dividend and may not be assigned by Hoist or thereunder transferred, assigned or sold until an event of default occurs with respect to the obligation.

                  14. ARMS LENGTH RELATIONSHIPS Hoist agrees and confirms that
                      -------------------------
all prices quoted to PSI include any and all finders' fees, consideration, overrides or other forms of compensation to any second or third parties. No compensation of any form, directly or indirectly shall be offered, given or directed to any director, officer, employee, consultant, or otherwise affiliated with or connected to PSI in any way.

                  14(a). FIRST RIGHT OF REFUSAL. Under the terms of this
                         ----------------------
contract, Hoist shall have first right of refusal to become the exclusive sales agent for PSI products in Southeast Asia and Hoist will have the right to market such products in Southeast Asia under a separate agreement.

                  15. TERMINATION. By Hoist - This agreement shall remain in
                      -----------
full force for as long as PSI makes repayment under the terms as stated above. Should PSI not comply with these repayment terms and the sixty (60) day notice period, Hoist shall notify PSI of its intent to terminate the agreement via registered mail or fax allowing for an additional thirty (30) day notice period after which the agreement shall be terminated if payment has not been made.

                  16. COPYRIGHTS, TRADEMARKS & PATENTS. The use of any or all
                      --------------------------------
PSI copyrights, trademarks or patent rights authorized by PSI for use in the production of PSI product may be used by Hoist only as long as this agreement shall remain in effect and only for PSI. Immediately upon termination of this agreement, all rights or use shall return to PSI.

                  17. GOVERNING LAW. This agreement shall be construed, enforced
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and performed to in accordance with the laws of the State of Florida. For all purposes of this agreement, the parties hereto consent and agree that the ________________ state courts within the State of Florida, United States shall have exclusive jurisdiction over any case, claim or dispute arising out of the construction, interpretation or enforcement of this agreement. This prevailing party shall be entitled to recover its attorney's fees in connection with any litigation between the parties over the agreement.

                  18. SEVERABILITY. If a provision in this agreement is held by
                      ------------
a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.


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                  19. COUNTERPARTS. This agreement may be executed in one or
                      ------------
more counterparts, all of which together shall constitute an original document.

MASS CHANCE ELECTRONICS                              CHENGDU HOIST RECORDING
(Shenzhen Co., Ltd.)                                 INSTRUMENTS CO., LTD.



By:______________________________   By:________________________________

Dated:___________________________   Dated:_____________________________


PSI INDUSTRIES, INC.



By:______________________________

Dated:___________________________




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